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                                                            Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-5299, 33-49050, 33-58402, 33-64063, 33-64689, 33-64931, 333-02607, 333-06996, 333-17367, 333-38385,
333-43647 and 333-71661) and on Form S-3 (Nos. 33-52343, 333-45399 and
333-68903) of our reports dated January 25, 1999, July 23, 1999, as to
Note 17 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 17), appearing in the Annual Report on Form 10-K/A of Kimberly-Clark Corporation for the year ended December 31, 1998.




/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Dallas, Texas
August 4, 1999
Exhibit No. (23)